UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2024 (June 20, 2024)

Resonate Blends, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-21202	58-1588291
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Marine Plaza, Suite 305A North Bergen, New Jersey	04047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 203-253-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reformation Agreement

As disclosed in the Current Reports on Form 8-K of Resonate Blends, Inc., a Nevada corporation (the “Company”), filed on February 26, 2024 (the “February 26 Current Report”), on March 7, 2024 (the “March 7 Current Report”), and on March 20, 2024 (the “March 20 Current Report”), on February 20, 2024, the Company entered into entered into a Share Exchange Agreement (the “Exchange Agreement”) with Emergent Health Corp., a Wyoming corporation (“EMGE”), and the holders (collectively, the “EMGE Preferred Shareholders”) of Series Class A Preferred Stock and the Series C Convertible Non-Voting Preferred Stock (collectively, the “EMGE Equity Interests”). On March 14, 2024, the parties closed the Exchange Agreement.

At the closing of the Exchange Agreement: (a) the EMGE Preferred Shareholders exchanged all of their respective EMGE Equity Interests for an equal number of shares of the Company’s Series F Convertible Preferred Stock that converts into 93% of the common stock of the Company on a fully-diluted basis (the “Company Exchange Shares”), which shares of Series F Preferred Stock are currently issuable to the EMGE Preferred Shareholders and are to be issued upon the Company’s filing of a Certificate of Designation with the State of Nevada; (b) the Company consummated a conveyance agreement; and (c) all persons serving as directors and officers of the Company prior to the consummation of the Exchange Agreement resigned and appointed four new members of the Company’s Board of Directors.

Effective August 8, 2024, the Company entered into a Reformation of Share Exchange Agreement (the “Reformation Agreement”) with EMGE and the EMGE Preferred Shareholders. The Reformation Agreement was entered into after the Company, EMGE and the EMGE Preferred Shareholders having independently determined that the structure of the Exchange Agreement resulted in the parties’ experiencing consequences that were unintended and that would not, in the long term, be beneficial to the parties and that a reformation of the Exchange Agreement from a share-for-share structure to a share-for-asset structure would be beneficial to each of the parties.

By the Reformation Agreement, share-for-share structure of the Exchange Agreement was reformed to become a share-for-asset structure (the “Reformation”). Effecting the Reformation produced the following actions (the “Reformation Actions”):

(a)	First, the issuances of the Company Exchange Shares to the EMGE Preferred Shareholders were rescinded.

(b)	Next, the assignments of the EMGE Equity Interests by the EMGE Preferred Shareholders to the Company were rescinded.

(c)	The Company, then, re-issued the Company Exchange Shares to EMGE, in consideration of the following assets of EMGE (the “Acquired Assets”):

●	All of the capital stock of Evolutionary Biologics, Inc.;
●	All of the capital stock of Apollo Biowellness, Inc.;
●	All of the capital stock of Nanosthetic, Inc.; and
●	All of the capital stock of Nanogistics, Inc.

In addition, the Reformation Actions resulted in the Company’s no longer being the controlling shareholder of EMGE.

At a yet-to-be-determined time in the future, the Company intends to file a Form S-1 Registration Statement with respect to the distribution of the Company Exchange Shares to the holders of capital stock of EMGE. The cost of this action will be borne by the Company.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement filed as Exhibit 2.1 to the February 26 Current Report, the full text of an amendment to the Exchange Agreement filed as Exhibit 2.1 to the March 7 Current Report and the full text of an amendment to the Exchange Agreement filed as Exhibit 10.2 to the March 20 Current Report, each of which is incorporated by reference in this Current Report.

The foregoing description of the Reformation Agreement is qualified in its entirety by the full text thereof, which is filed as Exhibit 10.2 to, and incorporated by reference in, this Current Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

On July 29, 2024, Sandy Lipkins tendered his resignation as a member of the board of directors (the “Board”) of the Company. In his letter of resignation, Mr. Lipkins advised that his resignation did not “not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.” Prior to his resignation, Mr. Lipkins and the Company had not entered into any compensation arrangement or other agreement.

The foregoing description of Mr. Lipkins’ letter of resignation is qualified in its entirety by the full text thereof, which is filed as Exhibit 17.1 to, and incorporated by reference in, this Current Report.

New Directors

Effective July 29, 2024, the Board appointed Jay Lucas and Bobby Carpenter as Directors of the Company. Certain information regarding the backgrounds of Messrs. Lucas and Carpenter is set forth below.

Jay Lucas serves as Chairman and Managing Partner of The Lucas Group, a strategy consulting firm that he founded in 1991, focused on the specialized needs of private equity investors and their portfolio companies. Previously, Jay served as Vice President and Partner of Bain & Company. Over the past twenty years has helped numerous executives, investors and management teams set their strategic direction and grow their businesses. In addition, Jay is the founder and currently serves as Managing Partner of LB Equity, a fund that invests in small growing brands in the beauty sector - skincare, haircare and cosmetics - then applies expertise to help them grow and create value. LB Equity currently has investments in nine portfolio brands sourced from around the world and marketed in major retail channels throughout the United States.

In addition to his business activities, Jay has been actively involved in politics and government. From 1974 to 1978, he was elected and served two terms as a member of the New Hampshire House of Representatives where he was a member of the House Judiciary Committee. In 1998, Jay ran for Governor, winning the Republican primary and then serving as his party’s nominee in the general election which he subsequently lost to the then incumbent Governor.

Bobby Carpenter, MBA; Consultant, Adjunct Professor, Media Personality, Carpenter played linebacker for the Ohio State Buckeyes from 2002-2005 and was a National Champion, Two-time Big Ten Champion and selected to the 3rd Team AP All-America Team. In 2005 Carpenter starred with his teammates Anthony Schlegel and A.J. Hawk to form what many have considered the greatest linebacker trio in college football history. Upon his graduation in 2006 with a degree in Economics, Bobby was selected 18th in the NFL draft by the Dallas Cowboys. During his career Bobby completed intensive Business Programs at both Kellogg School of Management and the Warton School of Business.

After 4 seasons with the Cowboys and 3 more spread across the Dolphins, Lions, and Patriots, he retired from the NFL and began his pursuit of an MBA. After being accepted to Wharton and other distinguished programs, Bobby elected to stay in Columbus and attend the nationally recognized Fisher College of Business. Bobby graduated with his MBA in 2015 with a specialization in Finance and Real Estate. Bobby has always been involved in the business community in Central Ohio. He is an active real estate investor with holdings throughout the region as well as several operating companies that vary from hospitality to the service industry to Oil & Gas.

There exist no family relationships among the current officers and directors of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2024, the majority shareholder of the Company acting by written consent in lieu of a meeting approved a change of the Company’s corporate name to “Apollo Biowellness, Inc.” The corporate name change will take effect upon FINRA’s approval of such Corporate Action, the timing of which cannot be estimated by the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Share Exchange Agreement, dated February 20, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)

2.2*	Amendment to Share Exchange Agreement, dated March 7, 2024 (incorporated by reference to Current Report on Form 8-K filed on February 20, 2024)

10.1*	Amendment to Share Exchange Agreement, dated March 18, 2024

10.2+	Reformation of Share Exchange Agreement among the Company, Emergent Health Corp. and the Preferred Shareholders of Emergent Health Corp.

17.1+	Resignation Letter of Sandy Lipkins dated July 29, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

* Filed previously.

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESONATE BLENDS, INC.

/s/ James Morrison
James Morrison
President
Date:	August 12, 2024